SPRINT SPECTRUM L.P.

                      LONG-TERM INCENTIVE COMPENSATION PLAN
                                Approved 11/5/96

GENERAL

PLAN EFFECTIVE DATE AND OBJECTIVES

This plan is effective July 1, 1995, and will continue in effect unless terminated as provided by program guidelines. The objectives of the plan are:

     -  to promote an "owner" orientation among key leaders

     - to provide for competitive levels of compensation based on superior Company performance

     - to provide upside compensation potential similar to what would be available in comparable start-up situations within public and nonpublic ventures

DEFINTIONS

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       TERMS                                       DEFINITION
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Appraised Value               The value of a Plan Unit based upon SPRINT PCS as
                              performed by two independent appraisers selected by the Company. Each valuation applies to a specific point in time and is used to determine the value of Plan Units of a specific date.

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Board                         The Partnership Board.

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Cause                         Conduct which is detrimental to the Company or its
                              affiliates.
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Change of Control             A situation wherein any person, corporation,
                              trust, partnership or other entity other than
                              (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, or
                              (ii) a current partner of the Company or any person or entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership of a current partner of the Company, is or becomes the owner directly or indirectly of 50 percent or more of the out-standing partnership interests in the Company.

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Committee                     The Compensation Committee.

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Company                       SPRINT PCS(Legal Entity - SPRINT SPECTRUM  HOLDING
                              COMPANY L.P).
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Constructive Discharge        Termination from employment as described  under a
                              constructive discharge section of an applicable employment agreement.
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Disability                    Totally  disabled as determined under the Company
                              long-term disability program.
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Discounted Initial Unit       80 percent of the initial unit value ($30.00) when
Value computing the value of the unit at the time of exercise by a participant. The individual parti-cipant benefits, since unit appreciation for a given period is based upon $24.00 rather than $30.00.

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Participant                   Any employee or class  of  employees approved by
                              the Board to be included in the Plan.
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Participating Position        A position or class of positions approved by  the
                              Board   to participate  in  the Plan.
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Unit                          An  accounting tool used to measure the base and
                              appreciated value of the Company as well  as   to
                              determine the extent to which a given participant may or may not have benefited from changes in the value of the Company. Participants derive appreciation in unit value, not in the units themselves.
--------------------------- ----------------------------------------------------


ADMINISTRATION

The Partnership Board (or Committee, when authorized by the Board) shall be responsible for the administration of the Plan. The Board's authority with respect to the Plan includes, but is not limited to, the following:

       -     to interpret the Plan
       -     to determine membership in the Plan
       -     to amend or terminate portions of all provisions of the Plan
       - to establish target opportunities, plan units and all features of the Plan
       - to make all other decisions it feels necessary with respect to the Plan.

INTRODUCTORY TERM

GENERAL

The Introductory Term of the Long-Term Incentive Compensation Plan spans the period beginning on July 1, 1995 and ending on June 30, 1996.

The Introductory Term provides all eligible participants with an on-target payment (100%) of the 1995 long-term incentive target based upon Plan membership as of July 1, 1995, or prorated to reflect the date of Plan membership, whichever is later. In no case will more than 12 months of Plan membership (July 1, 1995 through June 30, 1996) be credited.

All employees occupying a participating position (Director level or above) on or before June 1, 1996, are eligible to participate in the Introductory Term.

Payout for the Introductory Term will be deferred until July 1, 1998. No payout will be made to participants who: 1) exercise the conversion options for the entire amount due under this portion of the program, 2) are not actively employed by Company or a partner organization as of the date of payment, or 3) have separated from employment for reasons other than death, disability, job elimination, constructive discharge or change of control.




CONVERSION

Within 30 days following a formal offering, a long-term plan participant may elect to convert certain Introductory value to Appreciation Units under the terms and conditions of those units effective as of July 1, 1996.

Participants who qualify for the conversion may elect to convert either one-half (1/2) or all of the Introductory value to such units. Should the one-half election apply, the remaining half will be included in the payout deferred until July 1, 1998.

The Company will match any converted amount at the 50 percent level. This match will be added to the long-term incentive opportunity for purposes of the 1996 Unit Appreciation grant.

Any converted values (including the 50 percent Company match) will be vested according to the vesting schedule which is applicable to all other units. Termination provisions and all other provisions affecting the unit appreciation portion of this plan will also apply.

1996 UNIT APPRECIATION GRANTS

GENERAL

Unit Appreciation Grants provide the opportunity for long-term compensation based on the increased value of units granted to participants. Actual plan payouts are based on the appreciation between units, and participants derive no value from the units themselves.

Grants are based upon the long-term incentive target for each position and the targeted unit appreciation during the exercise period, according to plan provisions.

UNIT STRUCTURE

A phantom unit structure will be created with an initial value of $30.00. This structure will be based upon the fair market value of partnership equity in SPRINT PCS. The valuation will be performed by two appraisers selected by the Company.

At the end of each Plan year, an appraisal based upon a methodology consistent with the initial valuation will be conducted by independent appraisers to determine the current value of the Company. The appraised value will be divided by the number of total units to derive the current value. The current value can be compared to the initial unit value, or any other prior unit value, in order to determine the change in the value of the units as of the time at which the comparison is made.

Additional equity contributions will increase the number of units outstanding. The number of additional units will be derived by dividing the equity contributions, plus an accretion rate of 10 percent per annum simple interest for the period of time from the contribution to the next appraisal valuation date by the most recent unit value.

ELIGIBILITY

Eligibility requirements are as follows:

     Normal Grant Positions:  All other individuals who occupy participating positions on or before April 1, 1997.

    (Participation  in  the  plan  will  not  extend  below Director level.)

TARGET OPPORTUNITY

Each participant will have an annualized long-term incentive target.


DETERMINATION OF UNIT GRANTS AND EXERCISE PERIOD

The number of unit grants to a given participant will be determined by dividing the annualized target opportunity by the present value of the targeted appreciation for the term during which the units are exerciseable. Present value will be based upon a discount factor of 8 percent.

The effective date of normal unit grant for all Plan Participants will be July 1, 1996. Units are exerciseable through June 30, 2006, according to the terms and conditions of the plan.

Unit appreciation is targeted at a compounded rate of 10 percent per year for the 10 year period. Targeted final value of the unit is $77.81 based upon a beginning unit value of $30.00.

Vested units may be exercised according to the plan guidelines applying to the exercise period. The value of the units exercised will be based upon the value of the unit at the time of exercise less the Discounted Initial Unit Value ($24.00).

NORMAL GRANTS

Normal unit grants will be based upon the annualized incentive opportunity and any additional amount, including conversion incentives, converted from the Introductory Term.

Normal unit grants will cover the period beginning July 1, 1996, and ending June 30, 1997.

PRO RATA PARTICIPATION

Individuals who assume eligible positions after July 1, 1996 may participate in the Plan on a pro rata basis as determined by the date upon which they assume membership in the Plan. Pro rations will be computed on a per diem basis.

No units, however, will be issued to individuals who would otherwise assume participation status on or after the following dates:

         Normal Grant:     April 1, 1997

Units granted to those participating on a pro rata basis will vest on the actual anniversary date of the grant and will expire on the expiration date applying to full term participants (June 30, 2006).

VESTING SCHEDULE

The vesting schedule for full-term participants is as follows:

         Second Anniversary of grant      (7/01/1998)                25% vested
         Third Anniversary of grant       (7/01/1999)                50% vested
         Fourth Anniversary of grant      (7/01/2000)                75% vested
         Fifth Anniversary of grant       (7/01/2001)               100% vested

Units granted to those participating on a pro rata basis will vest on the actual anniversary date of the grant and will expire on the expiration date applying to full term participants (June 30, 2006).

TERMINATION

Vesting provisions upon termination are as follows:

   Death or Disability:       Immediate vesting of all unvested units. Immediate
                               exercise of all vested units based upon the most recent valuation.

   Change of Control:         Immediate vesting of all unvested units. Immediate
                               exercise of all vested units based upon a valuation performed as of the time of change of control.

   Involuntary Separation     Vested units will be exercised as soon as possible
    Without Cause, Transfer following termination. The most recent valuation to a Partner, Reassign- prior to the termination will apply. As a general
    ment to a Non-             guideline, participants who assume a non-
    participating Position,    participating position or transfer to a partner
    Constructive Discharge     may exercise vested units upon transfer or
    (not involving change      reassignment or at the time the next valuation is
    of control):               available. Management discretion will govern with
                               respect to vested and unvested units in such cases.


   Voluntary Termination:     Vested units will be exercised at termination,
                               according to the most recent valuation.

   Discharge for Cause:       All units, vested and unvested, are terminated and
                               cannot be exercised upon separation.

   Retirement:                Vested units may be exercised in the five year
                               period following retirement, but not later than the expiration date. For purposes of this plan, the minimum retirement requirement is age 55 and 10 years of credited service.

NORMAL EXERCISE

Vested units may be exercised within 45 days following the most current valuation. The normal exercise period is then closed until the 45 day period following the next available valuation.

All units, vested or nonvested, granted in 1996 (including pro rata grants) will expire in the 45 day period following the availability of the valuation for June 30, 2006.

PLAN PAYMENTS

Payments may be made in cash, or in the event the Company issues stock to the public during the term of this plan, payment may be made in cash, Company stock or a combination of cash and Company stock.

The Company is entitled to withhold from Plan payments any amounts required to be withheld under applicable state and federal laws. The Company may also offset any amounts a Participant may owe to the Company from any amounts due under this plan.

Participants and designated beneficiaries may not assign benefits under this plan.

OTHER CONSIDERATIONS

This plan is not a promise of continued employment to any participant.

Questions about the plan may be directed to the participant's immediate supervisor or to the Human Resources Department.

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                              SPRINT SPECTRUM L.P.

              1996 LONG-TERM COMPENSATION PLAN OVERVIEW AND EXAMPLE


PLAN OVERVIEW

   Type:                               Long-Term Unit Appreciation Plan

   Initial Unit Value:                 $30.00 (Effective July 1, 1996)

   Basis of Company Valuation:         Annual appraisals of market value as
                                         completed by two independent appraisers
                                         selected by the Company.

   Planned Appreciation of Units:      $77.81 (at compound 10 percent for 10
                                         years).

   Appreciation Period:                10 years, from July 1, 1996 through
                                         June 30, 2006.

   Vesting Schedule:                   25% vested on the second anniversary of
                                         the grant
                                       50% vested on the third anniversary of
                                         the grant
                                       75% vested on the fourth anniversary of
                                         the grant
                                       100% vested on the fifth anniversary of
                                         the grant

   Discounted Unit:                    $24.00 (80% x $30.00)

PLAN EXAMPLE

Assumptions

      -  An employee has an annualized long-term  opportunity of $40,000.  This
         employee   also  earned  a   long-term   payment  of  $12,000  for  the
         Introductory Term (July 1, 1995-June 30, 1996).

      -  The initial per unit value is $30.00.

         The planned  growth for the units is a compounded  10 percent for each year during the exercise period:
               Initial Price:  $30.00

Growth after:
 1 year    2 years     3 years      4 years     5 years     6 years     7 years      8 years     9 years     10 years
 $33.00    $36.30      $39.93       $43.92      $48.31      $53.14      $58.46       $64.30      $70.73      $77.81

Planned Unit Growth:

         Discounted Unit Value:     24.00 (80% x $30.00)

         Present Value Discount Rate:       8%



PLAN COMPUTATION

Determination of Units

The employee's annualized opportunity is $40,000. In addition, the employee decides to convert 1/2 of the Introductory Payment to units. The total amount converted is $6,000 (1/2 of $12,000). Since SPRINT PCS matches 50 percent of the amount converted, the actual Introductory Term conversion value is $9,000.

The number of units granted is determined by dividing the total incentive opportunity by the present value (discounted at 8 percent) of the targeted appreciation over the 10 year period.

   Targeted Incentive:        $40,000 + $9,000 = $49,000.

   Present Value of Targeted Appreciation Over 10 years:
     $77.8123 (targeted value of unit) - $30.00 = $47.8123 (total appreciation).


   Present Value of Total Appreciation Discounted at 8 percent for 10 years:
     $22.1371

   Number of Units Granted:  $49,000/$22.1371 = 2214 (rounded up to the next higher full unit).


PLAN PAYMENTS

Over the ten year exercise period, the employee exercises 25 percent of all units after the third year, an additional 25 percent in the fifth year, and the remaining 50 percent at the end of the final year (10th year). When the value of the units is determined at the time of exercise, the initial value of the unit will be discounted to $24.00, making the value of each unit greater by $6.00.

This employee would receive the following payments during the period:

      Computations:

      July 1998         $6,000 (remainder of Introductory Period amount not
                            converted to appreciation units)
      After 3 years     $8,825 (.25 x 2214 units) x $39.93 3rd year unit value
                            $24.00

At this point, the employee has been paid a value of $14,825. The employee elects to exercise an additional 25 percent after the fifth year. This time, however, the actual value of the unit, was determined by the independent valuators as $47.00, below planned appreciation of $48.31.

The computation for this period would be as follows:

      After 5 years     $12,742 (.25 x 2214 total units) x ($47.00 5th year
                             value - $24.00 (discounted initial unit value)

The employee holds all remaining units until the end of the 10 year exercise period. This time, the units have been valued a $79.00, slightly over plan. The computation would be as follows:

      After 10 years    $60,830 (.50 x 2214 total units*) x ($79.00 per unit
                             value - $24.00 discount unit beginning unit value)

                              *1106 units remain because of previous rounding

      Total Payment:

     $  6,000        Term 1 amount not converted to units
        8,825        25 percent of units exercised after 3 years
       12,742        Additional  25  percent  of units  exercised  after 5 years
       60,830        Remaining (50 percent) units exercised after 10 years
     ---------
      $88,397